United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 21, 2015

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2015, the Registrant (i), to reflect further advances, issued an Amended and Restated Promissory Note (“Note”) to Kae Yong Park, its majority shareholder, and Howard. R. Baer, her spouse (together, (“Park”) and (ii), in order to secure repayment of the Note, executed a letter agreement under which the Registrant agreed to promptly enter into a security agreement with Park to grant Park a security interest in all of its internet domain names, websites and related assets. The Note is (i) payable on the earlier of an event of default, the receipt of capital by the Registrant and written demand, (ii) non-interest bearing, and (iii) secured by the Registrant’s internet domain names, websites and related assets. The Note and agreement were entered into in connection with a further advance of $45,000 on or about September 21, 2015.

As of September 21, 2015, Park has advanced an aggregate of $632,307 to the Registrant, net of repayments, which is the current amount of the promissory note. Since September 1, 2015, Park has advanced approximately $100,000 to the registrant to fund its operations (including the approximate $45,000 advanced on or about September 21, 2015).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	September 25, 2015	By:	/s/John P. Venners
John P. Venners
EVP, Operations

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